UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

LUNA INNOVATIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 540-769-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

Settlement Agreement with Dr. Kent A. Murphy; Amendment to Separation and Consulting Agreement

On May 18, 2011, Luna Innovations Incorporated (the “Company”) entered into a letter agreement (the “Settlement Agreement”) with Dr. Kent A. Murphy relating to, among other matters, the composition of the Board of Directors (the “Board”) of the Company and Dr. Murphy’s previously announced intention to nominate one or more directors for election to the Board at the Company’s 2011 annual meeting of stockholders to be held on May 24, 2011 (the “2011 Annual Meeting”). The Settlement Agreement includes the following terms:

Cessation of Proxy Contest

Dr. Murphy has agreed to vote his shares of common stock of the Company at the 2011 Annual Meeting (i) in favor of the three (3) directors nominated by the Board to serve as Class II directors until the 2014 annual meeting of stockholders and (ii) in favor of the Board’s recommendations with respect to all other matters to come before the stockholders at the 2011 Annual Meeting. Dr. Murphy has withdrawn his previously submitted proposals and notices with respect to nominations and other matters to be brought before the 2011 Annual Meeting.

Increase in Size of Board from Eight (8) to Nine (9) Members; Appointment of Ronald E. Carrier to Fill Resulting Vacancy

The Company has agreed that, at a regular meeting of the Board scheduled for the date of the 2011 Annual Meeting, the Board will take all actions necessary to increase the authorized size of the Board from eight (8) to nine (9) directors and to appoint Dr. Ronald E. Carrier, president emeritus of James Madison University and a former member of the Company’s advisory board, to fill the resulting vacancy, subject to Dr. Carrier’s acceptance of the appointment. Upon his election, Dr. Carrier will serve as a Class I director with a term expiring at the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”). The Board will also appoint Dr. Carrier to the Nominating and Governance Committee of the Board.

Standstill

Pursuant to the Settlement Agreement, until the date of the 2014 annual meeting of stockholders (the “Standstill Period”), Dr. Murphy has agreed that, among other things, he will not solicit the votes of other stockholders of the Company, seek to place a director on or remove a director from the Board, initiate or participate in any proxy contest, seek to amend the Company’s charter and bylaws in a manner that would affect the rights and obligations of the parties under the Settlement Agreement, make any stockholder proposal, cause his shares to be voted other than in accordance with the recommendation of the Board with respect to the election or removal of directors or with respect to any stockholder proposals, or directly or indirectly engage in any tender offer or other acquisition or restructuring transaction.

Subject to the terms of the Settlement Agreement, the Standstill Period will cease if the Company materially breaches the Settlement Agreement or if the Board nominates a slate of director nominees for election at the 2013 Annual Meeting that does not include Dr. Murphy as a nominee.

Mutual Release

Concurrently with the execution of the Settlement Agreement, the Company and Dr. Murphy entered into a mutual release of claims (the “Mutual Release”). Under the Mutual Release, Dr. Murphy and the Company have agreed to release each other from any claims or other matters arising prior to the date of the Settlement Agreement.

Amendment to Separation and Consulting Agreement

Concurrently with the execution of the Settlement Agreement, the Company and Dr. Murphy entered into an amendment (the “Consulting Agreement Amendment”) to that certain Separation and Consulting Agreement, dated August 10, 2010, by and between the Company and Dr. Murphy (the “Separation and Consulting Agreement”). Under the Consulting Agreement Amendment, the Company has agreed to reimburse Dr. Murphy for his healthcare insurance premiums for an additional six months following the completion of the original 18 month consulting period under the Separation and Consulting Agreement, through August 10, 2012, in an amount not to exceed $1,250 per month. In addition, the Company has agreed to accelerate an aggregate of $80,000 in payments that would have otherwise been payable to Dr. Murphy pursuant to the Separation and Consulting Agreement in monthly installments through February 10, 2012.

The foregoing descriptions of the Settlement Agreement, the Consulting Agreement Amendment and the Mutual Release (the “Murphy Agreements”) are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Loan Modification Agreement with Silicon Valley Bank

On May 18, 2011, the Company, the Company’s wholly owned subsidiary Luna Technologies, Inc. (treated collectively for purposes of this Current Report as the “Company”) and Silicon Valley Bank (the “Lender”) entered into a Second Loan Modification Agreement (the “Second Loan Modification Agreement”). Under a prior loan modification agreement (the “First Loan Modification Agreement”), the maturity date for amounts that are or may become due under the Loan and Security Agreement dated as of February 18, 2010 (the “Loan Agreement”) had been extended until May 18, 2011.

Term Loan

Under the Second Loan Modification Agreement, the Lender has agreed to make a term loan to the Company in the amount of $6.0 million (the “Term Loan”). The Term Loan is to be repaid by the Company in 48 monthly installments, plus accrued interest payable monthly in arrears, and, unless earlier terminated, matures on the earlier of (i) May 1, 2015 or (ii) an event of default under the Loan Agreement. The Term Loan carries a floating annual interest rate equal to the Lender’s prime rate then in effect plus 2%.

The Company may prepay amounts due under the Term Loan for a fee equal to (i) $120,000, if such prepayment is made on or before May 18, 2012; (ii) $60,000, if such prepayment is made after May 18, 2012 but on or before May 18, 2013; or (iii) zero, if such prepayment is made after May 18, 2013.

Line of Credit

In addition to the terms and conditions of the Term Loan, the Second Loan Modification Agreement reduces the Company’s maximum borrowing capacity under the revolving credit facility (the “Line of Credit,” and together with the Term Loan, the “Credit Facilities”) described in the Loan Agreement from $5.0 million to $1.0 million and extends its maturity date until May 18, 2012.

As modified by the Second Loan Modification Agreement, the annual interest rate on the Line of Credit has been reduced to the Lender’s prime rate plus 1.25%, payable monthly in arrears, and the amount of the unused Line of Credit fee has been reduced from one-half of one percent (0.50%), payable quarterly, to one-quarter of one percent (0.25%), payable monthly. The Company may terminate the Line of Credit for a termination fee of $10,000, which fee would not be payable in the event that the Line of Credit is replaced by another loan facility with the Lender.

Amounts due under the Credit Facilities will continue to be secured by substantially all of the Company’s assets, including intellectual property, personal property and bank accounts.

The Credit Facilities, as modified, continue to require the Company to observe a number of financial and operational covenants, including maintenance of a specified level of liquidity (defined as unrestricted cash and a portion of accounts receivable); achievement of specified minimum quarterly adjusted EBITDA levels; protection and registration of intellectual property rights; and customary negative covenants.

The Credit Facilities, as modified, contain customary events of default, including nonpayment of principal, interest or other amounts, violation of covenants, material adverse changes, an event of default under any subordinated debt documents, incorrectness of representations and warranties in any material respect, bankruptcy, judgments in excess of a threshold amount, and violations of other agreements in excess of a specified threshold. If any event of default occurs, the Lender may declare due immediately all borrowings under the Credit Facilities and foreclose on the collateral. Furthermore, an event of default under the Credit Facilities would result in an increase in the annual interest rate on any amounts outstanding to five percent (5.00%), or 500 basis points, above the rates then in effect.

Except as modified by the Second Loan Modification Agreement, all terms and conditions of the Line of Credit set forth in the Loan Agreement remain in full force and effect.

The foregoing summaries of the Credit Facilities are not complete and are qualified in their entirety by reference to the Second Loan Modification Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011, and the Loan Agreement, which is filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as modified by the First Loan Modification Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2011.

Repayment of Hansen Note

As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2010, the Company previously issued to Hansen Medical, Inc. (“Hansen”) a secured promissory note (the “Hansen Note”) in the principal amount of $5.0 million. As a condition to the consummation of the transactions contemplated by the Second Loan Modification Agreement, on May 18, 2011, the Company and Hansen entered into an Amendment to Secured Promissory Note and Payoff Letter (the “Payoff Letter”).

Under the terms of the Payoff Letter, the Company and Hansen have agreed upon a final payoff in the approximate amount of $3 million as payment in full for all principal and accrued interest under the Hansen Note. Upon receipt of this final payment, the Security Agreement and the Patent and Trademark Security Agreement, each dated as of January 12, 2010, by and among the Company and Hansen (the “Hansen Security Agreements”), will be of no further force and effect, and all security interests in the Company’s assets held by Hansen as collateral for the Company’s obligations under the Hansen Note will be terminated and released.

The foregoing summary is not complete and is qualified in its entirety by reference to the Payoff Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Amendment of Hansen Development and Supply Agreement

Also on May 18, 2011, the Company and Hansen entered into Amendment No. 3 (the “Third Amendment”) to their Development and Supply Agreement dated January 12, 2010 (as amended to date, the “Hansen Development and Supply Agreement”). Under the Third Amendment, the parties have agreed to amend certain of the specifications and estimated budget amounts for specified development milestones set forth in the Hansen Development and Supply Agreement and to provide for additional development milestones and related budget estimates and specifications to be achieved by the Company. Furthermore, Hansen has agreed that certain of the existing milestones have been achieved without penalty.

The Third Amendment provides for a payment structure whereby the Company will share a specified percentage of the development expenses otherwise payable to the Company in connection with certain of the development milestones, up to a certain cumulative maximum, and changes the mechanism for calculating amounts that Hansen may holdback from being paid to the Company while such expenses are being shared by the parties. Finally, the Third Amendment adjusts the commercial transfer pricing mechanism for the Company’s supply of interrogator products to Hansen.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this Item 1.02 with respect to the Hansen Note and the Hansen Security Agreements is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 with respect to the Term Loan is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this Item 5.02 with respect to the Murphy Agreements is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 19, 2011, the Company issued a press release announcing the execution of the Third Amendment with Hansen. On May 23, 2011, the Company issued a press release announcing the Credit Facilities with Silicon Valley Bank. Copies of these press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press releases furnished as exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated as of May 18, 2011, by and between Luna Innovations Incorporated and Dr. Kent A. Murphy.

10.2	First Amendment to Separation and Consulting Agreement, dated as of May 18, 2011, by and between Luna Innovations Incorporated and Dr. Kent A. Murphy.

10.3	General Release Agreement, dated as of May 18, 2011, by and between Luna Innovations Incorporated and Dr. Kent A. Murphy.

99.1	Press Release, dated May 19, 2011, regarding the Third Amendment with Hansen.

99.2	Press Release, dated May 23, 2011, regarding the Silicon Valley Bank Credit Facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2011	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated as of May 18, 2011, by and between Luna Innovations Incorporated and Dr. Kent A. Murphy.

10.2	First Amendment to Separation and Consulting Agreement, dated as of May 18, 2011, by and between Luna Innovations Incorporated and Dr. Kent A. Murphy.

10.3	General Release Agreement, dated as of May 18, 2011, by and between Luna Innovations Incorporated and Dr. Kent A. Murphy.

99.1	Press Release, dated May 19, 2011, regarding Third Amendment with Hansen.

99.2	Press Release, dated May 23, 2011, regarding the Silicon Valley Bank Credit Facility.